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                                                                    EXHIBIT 99.5
                             SETTLEMENT AGREEMENT

      This Settlement Agreement ("Agreement") is entered into between the State of California, acting through its Department of Justice, Office of the Attorney General, Bureau of Medi-Cal Fraud ("AG"), the California Department of Health Services ("DHS") (collectively, "California"), Taylor McKeeman ("Relator"), and Physicians Clinical Laboratory, Inc. ("PCL"), its subsidiaries, business entities, and affiliates as delineated in Exhibit "A" hereto which is expressly incorporated by reference, herein (hereafter collectively referred to as "the Parties"), through their authorized representatives. It is expressly understood by all parties that this Agreement is subject to approval by the U.S. Bankruptcy Court for the Central District of California, Case No. SV96-23185 GM.

      The AG is acting on behalf of the State of California pursuant to the California Civil False Claims Act and on behalf of the People of the State of California under authority of California Government Code section 12528(a). The DHS is acting as the Medi-Cal agency responsible for the determination of restitution and the exclusion of parties from participation in the Medi-Cal program.

                                   RECITALS

      As a preamble to this Agreement, the Parties acknowledge:

      1. PCL is an independent clinical laboratory, incorporated in the State of Delaware. PCL and the subsidiaries, business entities, and affiliates are identified by name and provider number, where applicable, in the attached Exhibit A, and are collectively described as PCL in this agreement. On November 8, 1996, PCL and certain of its affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 ( the "Bankruptcy Code"), in the United States Bankruptcy Court for Central District of California (the "Bankruptcy Court"). PCL's Chapter 11 case will be hereinafter referred to as the "Chapter 11 Case." By order entered April 23, 1997, the Bankruptcy Court confirmed the Second Amended Plan of Reorganization of Physicians Clinical Laboratories, Inc. and Its Affiliated Debtors (the "Plan") pursuant to ss.1129 of the Bankruptcy Code.

      2. The United States alleges that PCL has submitted or caused to be submitted false and fraudulent claims for payment to the Medicare program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C. ss.ss. 1395-1395ddd, the MediCal Program, Title XIX of the Social Security Act, and the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS"), 10 U.S.C. ss.ss. 1071-1106 and other federally funded health programs, for clinical laboratory services during the period from January 1, 1992, to July 18, 1997. Relator filed an action under the qui tam provisions of the False Claims Act, 31 U.S.C. ss.ss. 3729-33 ("FCA"), alleging that PCL violated the FCA for certain actions set forth in the Complaint filed in the District Court for the Eastern District of California, in United States ex rel. Taylor McKeeman v. Physicians Clinical Laboratory, et al., CIV-S97-I005GEBGGH (the "Civil Action").
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      3. PCL and the United States and Relator have reached an agreement for the settlement of any claims that the United States and Relator may have in the Civil Action. The AG, DHS, Relator and PCL also have reached this agreement to settle any claims that California may have in the Civil Action described in paragraph 2.

      4. PCL denies the allegations in the Civil Action. However, in order to avoid the uncertainty and expense of litigation, the Parties hereby reach a full and final settlement of all issues and disputes between them based upon the conduct described in paragraph 2 of this Agreement.

                             TERMS AND CONDITIONS

      In accordance with the mutual covenants and agreements herein, and with full authority to enter into this Agreement and to be bound thereby, the Parties agree as follows:

      5. In settlement of any claims and causes of action that the State of California AG and DHS has or may have against PCL, as described in paragraph 2 of this Agreement, PCL agrees to pay to the California AG, Bureau of Medi-Cal Fraud the amount of $100,000.00 ("Settlement Amount"). PCL will pay the Settlement Amount to California within eleven (11) days of the Effective Date (as defined in paragraph 19).

      6. PCL will satisfy the obligations set forth in paragraph 4 by electronic funds transfer to the Office of the Attorney General, Bureau of Medi-Cal Fraud.

      7. Subject to the exceptions in paragraph 8 and in consideration of PCL's obligations under this Agreement, the California AG and DHS, on behalf of itself, its officers and agents, hereby releases PCL (as defined in this Agreement by reference to those entities listed at Exhibit A, hereof) and J. Marvin Feigenbaum, from any civil or administrative monetary claim or cause of action that DHS California has or may have, and from any action seeking exclusion from the MediCal program with regard to the provision of and reimbursement for laboratory services under the Medical program.

      The California AG hereby releases PCL (as defined in this Agreement by reference to those entities listed at Exhibit A, hereof) and J. Marvin Feigenbaum from any criminal liability, for the conduct described in paragraph 2.

      Neither the California AG nor DHS agrees to waive any claims, actions, demands, or causes of action it may have against PCL for conduct other than that described in paragraph 2 above. This Agreement is intended to be for the benefit of the Parties and J. Marvin Feigenbaum only, and by this instrument neither the California AG nor DHS waives, compromises or releases any claims or causes of action against any other person or entity except as provided herein.

      8. Specifically reserved and excluded from the scope and terms of this Agreement are any and all:


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                  (1) criminal liability that may arise from the conduct
                  described in paragraph 2, and any related administrative action for mandatory exclusion from the MediCal program except for the release of PCL and J. Marvin Feigenbaum;

                  (2) liability to California (or any agencies thereof) for any conduct other than that described in paragraph 2;

                  (3) claims against any officers and employees of PCL except J. Marvin Feigenbaum;

                  (4) claims related to obligations created by this Agreement;
                  and

                  (5) any claims for defective or deficient services.

      9. PCL has entered into a Corporate Integrity Agreement with the United States Department of Health and Human Services, Office of the Inspector General ("HHS/OIG"). On the Effective Date, PCL will commence its obligations under the Corporate Integrity Agreement, a copy of which is attached hereto as Exhibit B. PCL agrees that the obligations to report and the agreement to access granted to the HHS/OIG as delineated in the Corporate Integrity Agreement apply equally to DHS..

      10. PCL has provided sworn financial disclosure statements and other financial information to the Bankruptcy Court during the Chapter 11 Case, and financial information to the Office of Legal Services, and California has relied on the representations therein in reaching this Agreement. PCL warrants that the financial information provided to California is thorough, accurate, and complete. PCL further warrants that it does not own any assets which have not been disclosed to the United States Bankruptcy Court.

      11. All costs (as defined in the Federal Acquisition Regulations ("FAR") 31.205-47 and as defined in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. ss. 1395, et seq. and ss. 1396, et seq. and the regulations promulgated thereunder) incurred by or on behalf of PCL, and its present or former officers, directors, employees, shareholders, and agents, in connection with 1) the matters covered by this Agreement, 2) the federal government's audit and investigation of the matters covered by this Agreement, 3) PCL's investigation, defense, and the obligations undertaken pursuant to the Corporate Integrity Agreement incorporated by reference herein, 4) the negotiation of this Agreement, and 5) the payments made to California pursuant to this Agreement shall be unallowable costs for government contracting purposes and for Medicare and Medicaid purposes. These amounts will be separately accounted for by PCL, and PCL will not charge such costs directly or indirectly to any contracts with California, or to any cost report submitted to the Medicare or Medicaid program or any other government health insurance program. Any sums owed by PCL to DHS for payments made to PCL by MediCal for costs that


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are unallowable (as defined in this paragraph) shall be paid by PCL to the
Department of Health Services at its direction.

      12. PCL agrees to cooperate fully and truthfully with California's investigation of individuals and entities not specifically released in this Agreement, for the acts described in paragraph 2. Upon reasonable notice, PCL will make reasonable efforts to facilitate access to, and encourage the cooperation of, its directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals. PCL will furnish to California, upon reasonable request, all documents and records in its possession, custody or control relating to the acts described in paragraph 2. PCL agrees to waive any applicable attorney-client or work product privilege that may apply to such documents and not to assert any such privilege in response to a request for documents under this paragraph.

      13. PCL may receive to payment under the MediCal program for clinical laboratory services rendered, including payment for which the requests may need to be resubmitted to the Medi-Cal program in the normal course of business, when billed in accordance with applicable Medi-Cal laws.

      14. This Settlement Agreement constitutes the entire agreement between the Parties. This Agreement may not be altered except by written consent of the Parties. No other additional promises, conditions or agreements have been entered into other than those stated in this Agreement.

      15. Except as provided for herein, each party to this Agreement will bear its own costs incurred in this matter, including the preparation and performance of this Agreement.

      16. PCL represents that the Agreement is entered into with knowledge of the events described herein and upon the advice of counsel. PCL further represents that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever, in order to avoid litigation.

      17. The undersigned PCL signatory represents and warrants that he or she is fully authorized and empowered to execute this Agreement. The undersigned California signatories represent that they are signing this Agreement in their official capacity and that they are fully empowered and authorized to execute this Agreement.

      18. The Parties have executed identical copies of this Agreement, each of which will be deemed an original.

      19. The provisions of this Agreement will be binding upon the Parties and their heirs, successors, assigns and transferees.

      20. This Settlement Agreement is subject to the approval of the Bankruptcy Court. PCL agrees that it will take all reasonable steps necessary to obtain such approval as soon as


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reasonably practicable upon execution of the Settlement Agreement. The
Settlement Agreement shall be effective as of the date on which the Bankruptcy Court order approving the Settlement Agreement becomes a final, non-appealable order (the "Effective Date").

IN WITNESS WHEREOF, the parties hereto affix their signatures.

FOR THE CALIFORNIA DEPARTMENT OF HEALTH SERVICES



DATED:________________          _____________________
                                J. Douglas Porter
                                Deputy Director, Medical Care Services
                                State of California
                                Department of Health Services


FOR THE CALIFORNIA Department of Justice


DATED: _________________        ______________________
                                Thomas Temmerman,
                                Director, MediCal Fraud Unit
                                State of California
                                Department of Justice


FOR THE RELATOR

DATED: _________________        ______________________
                                Taylor McKeeman
                                Relator


                                _______________________
                                C. Brooks Cutter
                                Attorney at Law





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FOR PCL



DATED:__________________        ______________________________________________
                                J. Marvin Feigenbaum
                                Chief Operating Officer
                                Physicians Clinical Laboratory, Inc.
                                3301 C Street, Suite 100E
                                Sacramento, California  95816



DATED:__________________        ______________________________________________
                                Gregory M. Luce
                                Jones Day Reavis and Pogue
                                1450 G Street, N.W.
                                Washington, D.C.  20005
                                Counsel for PCL


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